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                                              Exhibit 12

                               MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES

                          COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                             (Unaudited)

                                      (in thousands of dollars)

                                                           For the Three            For the Three
                                                         Months Ended March       Months Ended March
                                                              31, 2005                 31, 2004
                                                        -------------------   ---------------------
EARNINGS:
        Pre-tax income from continuing operations
            before adjustment for minority
            interest in consolidated subsidiary            $   2,862                $    (961)

        Less earnings attributable to Ref-Fuel
            Holdings prior to consolidation                       --                    4,539
                                                        -------------------   ---------------------
        Add (deduct):                                      $   2,862                $  (5,500)
            Fixed charges                                     16,913                   (5,055)
            Distributed earnings of Ref-Fuel
               Holdings prior to consolidation                    --                   23,904
                                                        -------------------   ---------------------
        Earnings, as adjusted                              $  19,775                $  23,459
                                                        ===================   =====================
FIXED CHARGES:
        Interest expense                                   $  16,913                $   5,055
                                                        -------------------   ---------------------
        Fixed charges                                      $  16,913                $   5,055
                                                        ===================   =====================
RATIO OF EARNINGS TO FIXED CHARGES:                             1.17x                   4.64x
                                                        ===================   =====================
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